As filed with the Securities and Exchange Commission on August 3, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MEIRAGTX HOLDINGS PLC
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	98-1448305 (I.R.S. Employer Identification Number)
450 East 29th Street, 14th Floor
New York, New York 10016
(646) 860-7985
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Alexandria Forbes, Ph.D.
MeiraGTx, LLC
450 East 29th Street, 14th Floor
New York, New York 10016
(646) 860-7985
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Peter N. Handrinos
Keith Halverstam
Latham & Watkins LLP
200 Clarendon Street
Boston, Massachusetts 02116
+1 617 948 6000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Offering Memorandum is not complete and may be changed. This Preliminary Offering Memorandum is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 3, 2023.
PROSPECTUS
MEIRAGTX HOLDINGS PLC
9,144,801 Ordinary Shares
Offered by the Selling Shareholders
This prospectus relates to the proposed offering and resale by the selling shareholders identified in this prospectus (the “selling shareholders”) of up to an aggregate of 9,144,801 ordinary shares, $0.00003881 par value per share, of MeiraGTx Holdings plc. The ordinary shares being offered were issued and sold to accredited investors in a private placement, or the 2023 Private Placement, which closed on May 5, 2023. We are not selling any ordinary shares under this prospectus and will not receive any proceeds from the sale or other disposition of ordinary shares by the selling shareholders.
The selling shareholders may sell the ordinary shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling shareholders may sell or otherwise dispose of their ordinary shares hereunder.
The selling shareholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling shareholders may sell their ordinary shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “MGTX”. On August 2, 2023, the closing sale price of our ordinary shares on the Nasdaq Global Select Market was $6.02 per share. You are urged to obtain current market quotations for the ordinary shares.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders may, from time to time, sell up to 9,144,801 ordinary shares in one or more offerings as described in this prospectus.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.
Unless the context otherwise requires, references in this prospectus to “Meira,” “we,” “us”, “our” or “the Company” refer to MeiraGTx Holdings plc and its subsidiaries.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus and the information incorporated by reference in this prospectus that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding expectations regarding meetings with global regulatory authorities and the FDA, product pipeline, anticipated product benefits, goals and strategic priorities, product candidate development and status and expectations relating to clinical trials, growth expectations or targets, pre-clinical and clinical data expectations in respect of collaborations and expectations related to financing arrangements and the intended use of proceeds thereunder, as well as statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “would,” “continue,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s expectations at the time such statements are made. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this prospectus and the information incorporated by reference in this prospectus. Any such forward-looking statements represent management’s estimates as of the date of the relevant document. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.meiragtx.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

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Our Current Reports on Form 8-K filed with the SEC on April 26, 2023, May 9, 2023 and June 12, 2023; and

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The description of our ordinary shares contained in our Registration Statement on Form 8-A, dated June 8, 2018, filed with the SEC on June 8, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
MeiraGTx Holdings plc
450 East 29th Street, 14th Floor
New York, New York 10016
(646) 860-7985
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The Company
We are a vertically integrated, clinical-stage gene therapy company with six programs in clinical development and a broad pipeline of preclinical and research programs. We have core capabilities in viral vector design and optimization and gene therapy manufacturing, and a transformative gene regulation platform technology that allows precise, dose responsive control of gene expression by oral small molecules with dynamic range that can exceed 5000-fold. Led by an experienced management team, we have taken a portfolio approach by licensing, acquiring and developing technologies that give us depth across both product candidates and indications. Our initial focus is on three distinct areas of unmet medical need: ocular, including both inherited retinal diseases as well as large degenerative ocular diseases, neurodegenerative diseases, and severe forms of xerostomia. Though initially focusing on the eye, central nervous system and salivary gland, we plan to expand our focus to develop additional gene therapy treatments for patients suffering from a range of serious diseases.
MeiraGTx Holdings plc was formed on May 1, 2018 under the laws of the Cayman Islands. Our predecessor, MeiraGTx Limited, a limited company under the laws of England and Wales, was formed on March 20, 2015. In connection with our initial public offering, we reorganized whereby MeiraGTx Limited became a wholly owned subsidiary of MeiraGTx Holdings plc.
Our principal executive offices are located at 450 East 29th Street, 14th Floor, New York, New York 10016 and our telephone number is (646) 860-7985.

THE OFFERING
Ordinary shares outstanding as of June 30, 2023
59,535,334 ordinary shares
Ordinary shares offered by the selling shareholders
Up to 9,144,801 ordinary shares
Ordinary shares outstanding after this offering
59,535,334 ordinary shares
Terms of the offering
The selling shareholders will determine when and how they sell the ordinary shares offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds
We will not receive any of the proceeds from the sale of the ordinary shares being offered under this prospectus. See “Use of Proceeds.”
Nasdaq symbol
Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “MGTX”.
Risk factors
You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our ordinary shares.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of ordinary shares being offered by any of the selling shareholders.

SELLING SHAREHOLDERS
This prospectus covers the resale or other disposition from time to time by the selling shareholders identified in the table below of up to an aggregate of 9,144,801 of our ordinary shares.
On May 3, 2023, we entered into a securities purchase agreement, or the Purchase Agreement, with certain investors, whom we refer to in this prospectus as the “selling shareholders.” Pursuant to the Purchase Agreement, we issued and sold 10,773,913 of our ordinary shares to the selling shareholders at a purchase price of $5.75 per share, for gross proceeds of $62 million on May 5, 2023. We also entered into a registration rights agreement, or the Registration Rights Agreement, with the selling shareholders, pursuant to which we agreed to register the ordinary shares sold to the selling shareholders in the 2023 Private Placement.
We are registering 9,144,801 of the above-referenced ordinary shares to permit the selling shareholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.
The following table sets forth the names of the selling shareholders, the number of ordinary shares beneficially owned by the selling shareholders, the number of ordinary shares that may be offered under this prospectus and the number of ordinary shares beneficially owned by the selling shareholders assuming all of the shares registered for resale hereby are sold. The number of ordinary shares in the column “Number of Shares Being Offered” represents all of the ordinary shares that the selling shareholders may offer hereunder. The selling shareholders may sell some, all or none of their ordinary shares. We do not know how long the selling shareholders will hold the ordinary shares before selling them and the ordinary shares may be offered from time to time by the selling shareholders.
The information set forth below is based upon information obtained from the selling shareholders and upon information in our possession regarding the original issuance of the ordinary shares. The percentages of ordinary shares owned after the offering are based on 59,535,334 ordinary shares outstanding as of June 30, 2023, including the ordinary shares registered for resale hereby.
Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)	Number of Shares Being Offered	Ordinary Shares Beneficially Owned After Offering(2)
			Number	Percent
Perceptive Advisors LLC(3)	11,406,563	4,347,826	7,058,737	11.9%
Prosight Management, LP(4)	4,080,804	1,057,844	3,022,960	2.3%
Adage Capital Partners, L.P.(5)	4,671,017	1,565,217	3,105,800	5.1%
Adena Estate Inc.(6)	3,202,155	1,043,479	2,158,676	3.6%
683 Capital Partners, LP(7)	2,487,609	782,609	1,705,000	4.2%
NR Holdings Limited(8)	1,195,541	347,826	847,715	1.5%

*
Less than 1%.

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are subject to options or other rights held by such person that are currently exercisable or exercisable within 60 days of June 30, 2023.

(2)
Assumes that all ordinary shares being registered in this prospectus are resold to third parties and that the selling shareholders sell all ordinary shares registered under this prospectus held by such selling shareholder.

(3)
Based on a Schedule 13D/A, filed with the SEC on May 16, 2023 and information known to the Company, each of Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman and Perceptive

Life Sciences Master Fund, Ltd. (“Perceptive Master Fund”) has shared voting and dispositive power over 11,406,563 of our ordinary shares, which consist of (i) 11,281,103 ordinary shares held by Perceptive Master Fund, (ii) shares issuable upon the exercise of 95,460 vested stock options or stock options that will vest within 60 days that Perceptive Advisors has rights to pursuant to a management fee offset and (iii) shares issuable upon the settlement of 30,000 restricted stock units that Perceptive Advisors has rights to pursuant to a management fee offset. The address for each of the foregoing named reporting persons is c/o Perceptive Advisors LLC, 51 Astor Place, 10th Floor, New York, New York 10003. Ellen Hukkelhoven, Ph.D., one of our directors, is the Head of Biotechnology Investments at Perceptive Advisors. On August 2, 2022, we and certain of our wholly-owned subsidiaries entered into a senior secured financing arrangement with Perceptive Credit Holdings III, LP (“Perceptive Credit Holdings”), an affiliate of Perceptive Advisors, that was subsequently converted into a $75 million secured note (the “Debt Financing”). The amount reported in the table above excludes 700,000 shares that Perceptive Credit Holdings is entitled to acquire under warrants it received in connection with the Debt Financing with exercise prices of $15.00 per share (400,000 shares) or $20.00 per share (300,000 shares).
(4)
Based on a Schedule 13G, filed with the SEC on May 15, 2023 and information known to the Company, which includes (i) 371,493 ordinary shares held by GCM Grosvenor Equity Opportunities Master Fund, LP, (ii) 48,005 ordinary shares held by West Tower Partners, LP, (iii) 476,562 ordinary shares held by Prosight Plus Fund, LP and (iv) 161,784 ordinary shares held by Prosight Fund, LP. Each of Prosight Management, LP (“Prosight Management”), Prosight Partners, LLC (“Prosight Partners”) and W. Lawrence Hawkins has shared voting and dispositive power over 4,078,804 of such ordinary shares, which includes 401,354 ordinary shares over which Prosight Fund, LP (“Prosight Fund”) has shared voting and dispositive power and 1,049,476 ordinary shares over which Prosight Plus Fund, LP (“Prosight Plus Fund”) has shared voting and dispositive power. Additionally, Mr. Hawkins has sole voting and dispositive power over 2,000 of our ordinary shares. Prosight Management is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund and Prosight Plus Fund. Prosight Management is a sub-advisor for certain separate managed accounts (collectively, the “Managed Accounts”) and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Prosight Partners is the general partner of, and may be deemed to beneficially own, securities beneficially owned by Prosight Management. Mr. Hawkins is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, Prosight Partners. Prosight Fund disclaims beneficial ownership of the ordinary shares held by each of the Managed Accounts, Prosight Plus Fund and Mr. Hawkins. Prosight Plus Fund disclaims beneficial ownership of the ordinary shares held by each of the Managed Accounts, Prosight Fund, and Mr. Hawkins. Mr. Hawkins disclaims beneficial ownership of the ordinary shares held by each of the Managed Accounts, Prosight Fund and Prosight Plus Fund. The address for each of the foregoing named reporting persons is c/o Prosight Management, LP, 5956 Sherry Lane, Suite 1365, Dallas, Texas 75225.

(5)
Based on a Schedule 13G/A, filed with the SEC on February 9, 2023 and information known to the Company, each of Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), Adage Capital Advisors, L.L.C. (“ACA”), Robert Atchinson and Phillip Gross has shared voting and dispositive power over 4,671,017 ordinary shares. ACP has the power to dispose of and the power to vote the ordinary shares beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the ordinary shares beneficially owned by ACP. The address for each of the foregoing named reporting persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)
Based on a Schedule 13G/A, filed with the SEC on February 24, 2020 and information known to the Company, each of Peter Simon and Jon Paul Frith are directors of Adena Estate, Inc. and have shared voting and dispositive power over 3,202,155 ordinary shares. The address for each of the foregoing named reporting persons is PO Box 71, Craigmuir Chambers, Road Town Tortola, British Virgin Islands, VG1110.

(7)
Based on information known to the Company, the shares held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners LP and Mr. Zweiman

share voting and dispositive power with respect to the shares held by 683 Capital Partners, LP. The address for 683 Capital Partners LP is 3 Columbus Circle, Suite 2205, New York, New York 10019.
(8)
Based on information known to the Company. The address for NR Holdings Limited is PO Box 100, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey, Channel Islands, GY1 3EL United Kingdom.

Registration Rights Agreement
Pursuant to the Registration Rights Agreement, we agreed to prepare and file a registration statement with the SEC for purposes of registering the resale of the ordinary shares held by the selling shareholders. Subject to certain exceptions, we agreed to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC as soon as practicable and may be subject to pay liquidated damages if the registration statement is not declared effective by the SEC prior to the earlier of (i) five business days after the SEC informs the Company that no review of this registration statement will be made or that the SEC has no further comments on such registration statement or (ii) the 30th day after August 3, 2023 (or the 90th day after the filing deadline if the SEC reviews the registration statement).
We have also agreed, among other things, to indemnify the selling shareholders, their officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such selling shareholders from certain liabilities and to pay all reasonable fees and expenses (except legal fees of more than one counsel to the selling shareholders and excluding discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) incurred by us in connection with the registration of the ordinary shares held by the selling shareholders.

PLAN OF DISTRIBUTION
We are registering ordinary shares previously issued to permit the resale of these ordinary shares by the holders of the ordinary shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders. We will bear all fees and expenses incident to our obligation to register the ordinary shares, except that, if the ordinary shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.
The selling shareholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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sales pursuant to Rule 144 of the Securities Act of 1933, as amended, or the Securities Act;

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broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the ordinary shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our ordinary shares in the course of hedging in positions they assume. The selling shareholders may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.
The selling shareholders may pledge or grant a security interest in some or all of the shares of our ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of our ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling shareholders and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.
The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.
We will pay all expenses of the registration of the ordinary shares pursuant to the registration statement of which this prospectus forms a part, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus or we may be entitled to contribution.
Once sold under the registration statement of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the ordinary shares being offered by this prospectus has been passed upon for us by Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands. Certain other matters will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of MeiraGTx Holdings plc and subsidiaries appearing in MeiraGTx Holdings plc’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the Securities and Exchange Commission registration fee.
SEC registration fee	$6,188
Legal fees and expenses	325,000
Accounting fees and expenses	7,500
Printing and miscellaneous expenses	1,312
Total	$340,000
Item 15.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that our board of directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such directors’ or officers’ dishonesty, willful default or fraud.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Our amended and restated memorandum and articles of association provides:
“Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.
No Indemnified Person shall be liable:
(a)
for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)
for any loss on account of defect of title to any property of the Company; or

(c)
on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)
for any loss incurred through any bank, broker or other similar Person; or

(e)
for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)
for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction.”
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of ordinary shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.
Item 16.   Exhibits
Exhibit Number	Description
3.1	Amended and Restated Memorandum and Articles of Association of MeiraGTx Holdings plc (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 001-38520)), filed with the SEC on August 7, 2019.
4.1	Specimen Share Certificate evidencing the ordinary shares of MeiraGTx Holdings plc (incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-224914)), filed with the SEC on May 29, 2018.
5.1	Opinion of Walkers.
10.1	Securities Purchase Agreement, by and among the Company and the Investors named therein, dated May 3, 2023.
10.2	Registration Rights Agreement, by and among the Company and the Investors named therein, dated May 5, 2023.
23.1	Consent of Walkers (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
107	Calculation of Filing Fee Table.
Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 3rd day of August, 2023.
MeiraGTx Holdings plc
By:
/s/ Alexandria Forbes, Ph.D.

Alexandria Forbes, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexandria Forbes and Richard Giroux, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Alexandria Forbes, Ph.D. Alexandria Forbes, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	August 3, 2023
/s/ Richard Giroux Richard Giroux	Chief Operating Officer and Chief Financial Officer (principal financial officer and principal accounting officer) and MeiraGTx Holding plc’s authorized representative in the United States	August 3, 2023
/s/ Keith R. Harris, Ph.D Keith R. Harris, Ph.D.	Chairman of the Board of Directors	August 3, 2023
/s/ Ellen Hukkelhoven, Ph.D. Ellen Hukkelhoven, Ph.D.	Director	August 3, 2023
/s/ Martin Indyk, Ph.D. Martin Indyk, Ph.D.	Director	August 3, 2023
/s/ Lord Mendoza Lord Mendoza	Director	August 3, 2023

SIGNATURE	TITLE	DATE
/s/ Nicole Seligman Nicole Seligman	Director	August 3, 2023
/s/ Thomas E. Shenk, Ph.D. Thomas E. Shenk, Ph.D.	Director	August 3, 2023
/s/ Debra Yu, M.D. Debra Yu, M.D.	Director	August 3, 2023